                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

                      [X]  Preliminary Proxy Statement
                      [ ]  Confidential, for Use of the
                           Commission Only (as permitted by
                           Rule 14a-6(e)(2))
                      [ ]  Definitive Proxy Statement
                      [ ]  Definitive Additional Materials
                      [ ]  Soliciting Material Pursuant to Rule 14a-12

                                 RADIOLOGIX, INC
                (Name of Registrant as Specified In Its Charter)
           ----------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

    [X]  No fee required.

    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

    (5) Total fee paid:

        ------------------------------------------------------------------------

    [ ] Fee paid previously with preliminary materials.

    [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:
                                ------------------------------------------------

    (2) Form, Schedule or Registration Statement No.:
                                                      --------------------------

    (3) Filing Party:
                      ----------------------------------------------------------

    (4) Date Filed:
                   -------------------------------------------------------------

                                (RADIOLOGIX LOGO)

                           3600 JP Morgan Chase Tower
                                2200 Ross Avenue
                            Dallas, Texas 75201-2776
                            Telephone (214) 303-2776

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD JUNE 10, 2003

To the Stockholders of Radiologix, Inc.

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Radiologix, Inc., a Delaware corporation (the "Company"), will be held at 2200 Ross Avenue, 39th Floor, Dallas, Texas 75201-2776, on Tuesday, June 10, 2003, at 8:00 a.m., Dallas, Texas time, for the following purposes:

     (1) To elect six individuals to serve as directors until the 2004 Annual Meeting of Stockholders and until their successors are duly elected and qualified.

     (2) To ratify the appointment of Ernst & Young LLP as the Company's independent public accountants for 2003.

     (3) To approve an amendment to the Company's Amended and Restated Certificate of Incorporation.

     (4) To transact any other business that may properly come before the meeting or any adjournments of the meeting.

     These items of business are more fully described in the proxy statement accompanying this Notice.

     The Board of Directors has fixed the close of business on April 28, 2003, as the record date for determining stockholders entitled to notice of, and to vote at, the meeting and any adjournments.

     All stockholders are invited to attend the meeting in person. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE FILL OUT, SIGN, DATE AND MAIL PROMPTLY THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE. No postage is required if mailed in the United States. Proxies forwarded by or for brokers or fiduciaries should be returned in accordance with their instructions to you.


                                    BY ORDER OF THE BOARD OF DIRECTORS,

                                    Paul M. Jolas
                                    General Counsel, Executive Vice President
                                         and Secretary




Dallas, Texas
April __, 2003

                                (Radiologix Logo)

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 10, 2003

                SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

GENERAL

    The Board of Directors of Radiologix, Inc. ("Radiologix" or the "Company") is soliciting the accompanying proxy card for use at the Company's Annual Meeting of Stockholders to be held on Tuesday, June 10, 2003, at 8:00 a.m. Dallas, Texas, time (the "Annual Meeting") and at any adjournments of the Annual Meeting, for the purposes set forth in this proxy statement and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at 2200 Ross Avenue, 39th Floor, Dallas, Texas 75201-2776. The Company's telephone number is (214) 303-2776. This proxy statement, the accompanying proxy card and a copy of the Company's 2002 Annual Report to Stockholders are first being sent or given to stockholders on or about April __, 2003.

RECORD DATE; OUTSTANDING SHARES

    Stockholders of record at the close of business on April 28, 2003 (the "Record Date"), are entitled to notice of and to vote at the Annual Meeting and any adjournments. On the Record Date, 21,695,153 shares of the Company's Common Stock, par value $.0001 per share ("Common Stock"), were issued and outstanding.

REVOCABILITY OF PROXIES

    Any proxy given in response to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked before they are voted at the Annual Meeting by (i) filing a written notice of revocation bearing a later date than the accompanying proxy card with the Company's Secretary (Paul M. Jolas), (ii) executing a later dated proxy card relating to the same shares and delivering it to the Company's Secretary before or at the Annual Meeting or (iii) attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy.

VOTING AND SOLICITATION

    Each share of Common Stock is entitled to one vote for each director to be elected and upon all other matters submitted for a vote at the Annual Meeting. Cumulative voting for the election of directors is not permitted.

    Radiologix will pay the cost of soliciting proxies. In addition to soliciting proxies by mail, Radiologix may solicit proxies by personal interview, telephone, and similar means. No director, officer, or employee of Radiologix will be specially compensated for these activities. [Radiologix has retained ______________, a proxy soliciting firm, to assist in the solicitation of proxies. ______________'s solicitation fee is $_______, plus reimbursement of certain out-of-pocket expenses.]

QUORUM; ABSTENTIONS, BROKER NON-VOTES

    The required quorum for transacting business at the Annual Meeting is the presence in person or by proxy of a majority of the shares eligible to be cast by holders of Common Stock issued and outstanding on the Record Date. Shares voted "FOR," "AGAINST" or "ABSTAIN" are treated as being present at the meeting for purposes of establishing a quorum. They are also treated as shares entitled to vote at the Annual Meeting (the "Votes Cast").

    While no definitive Delaware statutory or case law addresses the proper treatment of abstentions, we believe that abstentions should be counted to determine the total number of Votes Cast with respect to a proposal (other than the election of directors). In the absence of a controlling precedent to the contrary, we intend to treat abstentions the same as a vote against a proposal.

    Brokers who hold shares in street name for customers generally may not vote on certain matters unless they have received instructions from beneficial owners. Brokers who do not receive instructions, however, may vote on the election of directors. In this proxy statement, "broker non-votes" means votes that brokers could have cast on other matters with respect to uninstructed shares if the brokers had received their customers' instructions. The Delaware Supreme Court has held that, while broker non-votes should be counted to determine the presence or absence of a quorum, broker non-votes should not be counted in determining the number of Votes Cast with respect to a particular proposal on which a broker has expressly not voted. Radiologix intends to treat broker non-votes in this manner. Accordingly, a broker non-vote will not have any effect on the outcome of the voting on proposals other than the proposal to approve an amendment to the Amended and Restated Certificate of Incorporation. A broker non-vote will have the effect of a vote against approval of that amendment.


                        PROPOSAL I: ELECTION OF DIRECTORS

NOMINEES

    The Company's Board of Directors consists of six members, each of whom is a nominee for re-election at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote all proxies received FOR the Company's nominees named below. If any nominee becomes unable or declines to serve as a director at the time of the Annual Meeting, proxies will be voted for any nominee designated by the present Board to fill the vacancy. Radiologix is not aware of any nominee who will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next annual meeting of stockholders or until his successor has been elected and qualified.

    The nominees' names and certain information about each of them are set forth below.

          NAME                     AGE             CURRENT POSITION                DIRECTOR SINCE
          ----                     ---             ----------------                --------------

Marvin S. Cadwell(1)(2)             60     Chairman of the Board and Director            2002
Paul D. Farrell(1)(2)               39                  Director                         2000
Stephen D. Linehan                  53      Director, Chief Executive Officer            2003
                                                      and President
Joseph C. Mello(1)                  44                  Director                         2001
Derace L. Schaffer, M.D.            55                  Director                         1996
Michael L. Sherman, M.D.            60                  Director                         1997

----------

     (1) Member of the Audit Committee and the Compensation and Stock Plan Administration Committee of the Board of Directors.

     (2)  Member of the Nominating Committee of the Board of Directors.


     MARVIN S. CADWELL has served as a director of the Company since June 2002. He was appointed Chairman of the Board in December 2002. Mr. Cadwell has served since December 2001 as President and Chief Executive Officer of SoftWatch, Ltd., a company that provides internet software for the healthcare industry. From August 1995 until September 2000, Mr. Cadwell was President, Chief Executive Officer and a director of Shared Medical Systems Corporation, an application service provider (ASP) that supplied information systems to healthcare providers. He served as President and a director of that company starting in April 1995, and held a series of executive positions for various operations starting in 1975. Since 2001, Mr. Cadwell has also served as a director of eHealth Contracts, Inc., which provides contract management software to hospitals. He received his B.S. in Management from Wayne State University.

     PAUL D. FARRELL (CFA) has been a Radiologix director since 2000. From November 2001 to January 2003, he served as Senior Vice President of Pequot Capital, a private investment advisory firm. He became a principal of Pequot Capital in January 2003. From February 2000 to November 2001, Mr. Farrell was a partner with WR Capital Partners, an investment partnership focused on leveraged investments in private and public small capitalization companies. From August 1991 until he joined WR Capital Partners, Mr. Farrell was employed at Goldman Sachs & Co. as a Managing Director and Chief Investment Officer of the U.S. value investment team.

Prior to joining Goldman Sachs & Co., Mr. Farrell served as a Managing Director at Plaza Investments, the investment subsidiary of GEICO Corp., a major insurance company. From June 1986 through January 1991, Mr. Farrell was a Vice President of Goldman Sachs & Co. in the investment research department and was responsible for forming that firm's Emerging Growth Research Group. Mr. Farrell received his B.A. and M. A. in Economics from Yale University in 1985.

    STEPHEN D. LINEHAN became President and Chief Executive Officer of the Company and was appointed as a Company director in February 2003. From May 2000 to August 2002, he was a director and the President and Chief Executive Officer, respectively, of Rotech Healthcare, Inc., a $600 million revenues public company in the business of operating centers that provide home respiratory care and medication and services to patients with breathing disorders. From October 1998 to May 2000, Mr. Linehan served as Chief Executive Officer of National Healing Corporation, a privately held multi-site wound care company. From March 1997 to October 1998, he operated Linehan and Associates Consulting, through which he served as an investment banker, Chief Executive Officer and in other capacities for various clients. Prior to that, he was Chief Executive Officer of Value Rx, Inc., a one billion revenues pharmacy benefits management company. Mr. Linehan received his B.S., Business Administration from the University of North Dakota in 1973 and his MBA from Lindenwood College in 1980.

    JOSEPH C. MELLO has been a Radiologix director since 2001. He has been Chief Operating Officer of Davita, Inc., a public company engaged in the business of owning and operating dialysis centers, since June 2000. Prior to joining Davita, Inc., Mr. Mello served as President and Chief Executive Officer of Vivra Asthma & Allergy from April 1998. From August 1994 to April 1998, Mr. Mello held various positions with MedPartners, Inc., including Senior Vice President/ Chief Operating Officer - Southeastern region from March 1997 to April 1998. Prior to joining MedPartners, Mr. Mello was a partner with KPMG LLP, from 1984 to 1994.

    DERACE L. SCHAFFER, M.D. is a Radiologix founder and director. Dr. Schaffer is founder and since 1990 has served as Chairman and Chief Executive Officer of the Lan Group, a venture capital firm. From January 1980 until December 2001, Dr. Schaffer was Chairman and Chief Executive Officer of The IDE Group, P.C., one of the radiology practices with which Radiologix has a contractual relationship. He continued to serve as a director of The IDE Group, P.C. until December 31, 2002. Dr. Schaffer is founder and Chairman of Patient InfoSystems, Inc., a public company. He is also a member of the boards of directors at Logisticare, Inc.; a non-emergency medical transportation company, Allion Healthcare, Inc., which provides home healthcare, and Cardsystems, Inc., a credit card processing company. Dr. Schaffer is a board certified radiologist. He received his postgraduate radiology training at the Harvard Medical School and Massachusetts General Hospital, where he served as Chief Resident. Dr. Schaffer is a member of Alpha Omega Alpha, the national medical honor society, and is Clinical Professor of Radiology at the University of Rochester School of Medicine.

    MICHAEL L. SHERMAN, M.D. has been a Radiologix director since 1997. Dr. Sherman served as President from 1995 to 2001 and is currently Chairman of the Board of Advanced Radiology, P.A., an 80-person radiology practice in Baltimore, Maryland, with which Radiologix has a contractual relationship. He is a director of MedStar Health, a seven-hospital system in the Baltimore-Washington, D.C. market. Dr. Sherman attended Duke University and University of Maryland Medical School, where he also received his radiology training.

VOTE REQUIRED

    The affirmative vote of a plurality of the Common Stock present in person or represented by proxy at the Annual Meeting is required to elect the nominees for director named above.

    THE BOARD RECOMMENDS A VOTE FOR ELECTION OF THE NOMINEES FOR DIRECTOR NAMED ABOVE.


                      MEETINGS OF DIRECTORS AND COMMITTEES

    Radiologix is managed under the direction of the Board. The Board meets to review significant developments affecting Radiologix and to act on matters requiring Board approval. It also holds special meetings when an important matter requires Board action between scheduled meetings. The Board met 10 times during 2002. Each member of the Board participated in at least 75% of all Board and applicable committee meetings held.

    The Board has established Audit, Compensation and Stock Plan Administration, and Nominating Committees to devote attention to specific subjects and to assist it in the discharge of its responsibilities. The functions of those committees, their current members and the number of meetings held during 2002 are described below.

    Audit Committee. The Audit Committee provides the opportunity for direct communication between the independent public accountants and the Board. The Audit Committee meets with the certified public accountants periodically to review their effectiveness during the annual audit program and to discuss the Company's internal control policies and procedures. Members of the Audit Committee are Marvin S. Cadwell, Joseph C. Mello and Paul D. Farrell. The Audit Committee met seven times in 2002.

    Compensation and Stock Plan Administration Committee. The Compensation and Stock Plan Administration Committee (the "Compensation Committee") provides recommendations to the Board regarding salaries and other compensation of Radiologix executive officers. During the first part of 2002, the nonemployee members of the Board of Directors performed the functions of the Compensation Committee. In November 2002, Marvin S. Cadwell, Joseph C. Mello and Paul D. Farrell were appointed as sole members of the Compensation Committee. The Compensation Committee met once during 2002.

    Nominating Committee. The Nominating Committee provides recommendations to the Board regarding persons qualified to serve on the Company's Board of Directors, any of its committees, or as an executive officer of the Company. The Nominating Committee was formed in 2003. It did not have any meetings during 2002.


                   PROPOSAL II: RATIFICATION OF APPOINTMENT OF
                         INDEPENDENT PUBLIC ACCOUNTANTS

    Ernst & Young LLP has been appointed as the Company's independent public accountants for 2003, subject to stockholder ratification. Representatives of Ernst & Young LLP, the Company's independent public accountants for 2002, are expected to be present at the Annual Meeting with the opportunity to make a statement if they so desire and to be available to respond to appropriate questions.

    From the Company's inception through 2001, Arthur Andersen LLP served as the Company's independent public accountants. As a result of its indictment by the United States Department of Justice following the bankruptcy of Enron Corp., Radiologix released it from future service to the Company effective April 22, 2002. Arthur Andersen LLP's report on the Company's financial statements never contained an adverse opinion or disclaimer of opinion, nor was it ever qualified or modified as to uncertainty, audit scope, or accounting principles. Radiologix and Arthur Andersen LLP never had any disagreement on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. The Company's Audit Committee recommended and approved the decision to release Arthur Andersen LLP.

VOTE REQUIRED

    The affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote is required to ratify the appointment of Ernst & Young LLP.

    THE BOARD RECOMMENDS A VOTE FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP.


AUDIT COMMITTEE REPORT

    The Audit Committee of the Board of Directors (the "Audit Committee") operates under a written charter adopted by the Board of Directors in June 2000 in accordance with Securities and Exchange Commission and American Stock Exchange rules. Members of the Audit Committee are Marvin S. Cadwell, Paul D. Farrell and Joseph C. Mello.

    Management is responsible for the Company's internal controls and the financial reporting process. The independent public accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report. The Audit Committee's responsibility is to monitor and oversee these processes. The Audit Committee also recommends to the Board of Directors the selection of the Company's independent public accountants.

    In this context, the Audit Committee met and held discussions with management, who represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States. The Audit Committee reviewed and discussed the consolidated financial statements with both management and the independent public accountants. The Audit Committee also discussed with the independent public accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Company's independent public accountants also provided the Audit Committee with written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent public accountants their independence.

    Based upon the Audit Committee's discussion with management and the independent public accountants, and the Audit Committee's review of management's representation and the independent public accountants' report to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for 2002, filed with the Securities and Exchange Commission.

                                       Members of the Audit Committee:
                                       Paul D. Farrell (Chairman)
                                       Marvin S. Cadwell
                                       Joseph C. Mello


INDEPENDENT ACCOUNTANT FEES

    2002 Audit Firm Fee Summary. During 2002, Radiologix retained Ernst & Young LLP to provide services in the following categories and amounts:

Audit Fees..............................  $  261,135
Financial Information Systems Design
   and Implementation Fees..............  $        0
All Other Fees*.........................  $   61,886


* Includes accounting, transaction, and securities regulatory assistance, and tax services (compliance, returns, and planning)

    The Audit Committee considered the services that Ernst & Young LLP performed for Radiologix other than in conjunction with the audit and review of its consolidated financial statements and determined that those services are compatible with maintaining Ernst & Young LLP's independence.


       PROPOSAL III: TO APPROVE AN AMENDMENT TO THE COMPANY'S AMENDED AND
                      RESTATED CERTIFICATE OF INCORPORATION

    The Board of Directors has unanimously determined that an amendment to the Company's Amended and Restated Certificate of Incorporation ("Charter") is advisable and voted to recommend the amendment to the stockholders for approval. The proposed amendment to the Charter is summarized and set forth below.

BACKGROUND OF THE PROPOSED AMENDMENT

    Prior to the Company's initial public offering in 1997, the Company's Bylaws were amended and restated. Among other changes, requirements were added to
Article III, Section 2 of the Bylaws that if the number of members of the Board of Directors increases to either seven or nine, then at least two or three members, respectively, must be physicians who provide services to a business acquired by the Company. The primary reason for this addition to the Bylaws was that many of the physicians who provide or provided such services received Company Common Stock in connection with the initial public offering, in exchange for the sale of their business operations other than the practice of medicine. With so many physicians holding an equity stake in the Company, this provision provided for representation of their interests on the Board of Directors.

    Since the Company's Charter provides that the Company's Board of Directors has the power to amend the Company's Bylaws, and thereby remove the above-described requirement for physician representation on the Board, the Company's Charter was also amended. A restriction was added to Article VII of the Charter that prohibits the Board from altering, amending, or repealing the
Article III, Section 2 Bylaw requirement for physician representation on the Board.

    In the years following the Company's initial public offering, most of the doctors who received stock in connection with the initial public offering have disposed of that stock. As a result, the circumstances that led to the addition of the Bylaw requirement for physician representation on the Board, and the addition of the Charter amendment prohibiting the Board from changing the Bylaw requirement, no longer exist.

    In addition, since the passage of the Sarbanes-Oxley Act of 2002 to impose certain corporate governance reforms, the New York Stock Exchange and the American Stock Exchange have proposed rules to require publicly held companies to elect boards of directors having a majority of independent directors. Historically, the Company has been of the opinion that directors who are or were physicians who provide services to a business acquired by the Company are not independent. If the size of the Company's Board grows, the Bylaw requirement for physician representation on the Board of Directors would prevent the Company from having more independent board membership. The Board has no authority to change this requirement unless the proposed Charter amendment is approved.

    If the Company's stockholders approve the proposed Charter amendment, then the Board of Directors intends to repeal the Article III, Section 2 Bylaw requirement for physician representation on the Board.

DESCRIPTION OF THE PROPOSED AMENDMENT

    Article VII of the Company's Amended and Restated Certificate of Incorporation states as follows:

                  The management of the business and conduct of the affairs of the Corporation shall be vested in its Board. The number of directors which shall constitute the whole Board shall be fixed by, or in the manner provided in, the Bylaws of the Corporation. In furtherance and not in limitation of the Board's power to manage the business and conduct the affairs of the Corporation, the Board shall have the power, upon the affirmative vote of at least a majority of the Directors then serving, to adopt, amend or repeal from time to time the Bylaws of the Corporation, subject to the right of the stockholders entitled to vote thereon to adopt, amend or repeal the Bylaws. Notwithstanding the foregoing, the Board shall not have the power to alter, amend or repeal THE SECOND OR THIRD SENTENCES OF THE FIRST PARAGRAPH OF ARTICLE III,
         SECTION 2 OF THE BYLAWS REGARDING THE COMPOSITION OF THE BOARD, OR any OTHER Bylaw (or Article or Section thereof) that expressly provides that it cannot be altered, amended or repealed by the Board.

    The proposed amendment would remove the words highlighted and underlined above from the text of Article VII of the Charter.

VOTE REQUIRED

    The affirmative vote of a majority of the shares of Common Stock entitled to vote is required to approve the proposed amendment to Article VII of the Charter. Brokers holding shares for which beneficial owners do not provide voting instructions are not entitled to vote to approve the proposed amendment. Therefore, broker non-votes will have the effect of votes AGAINST this matter.

    THE BOARD RECOMMENDS A VOTE FOR THE PROPOSAL TO APPROVE AN AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION.

                                 OTHER BUSINESS

    The enclosed proxy card confers on the proxy holders discretionary authority to vote on other business that may properly come before the Annual Meeting, including matters as to which Radiologix did not receive notice a reasonable time before this proxy statement is mailed, and including a motion, if any, to adjourn the meeting to provide more time to solicit additional votes. Management knows of no other such business. If any other business properly comes before the Annual Meeting, the persons named in the enclosed form of proxy intend to vote the shares they represent as Radiologix may recommend.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth information about beneficial ownership of the Common Stock as of April 28, 2003, by (i) all persons known to Radiologix to own beneficially more than 5% of the outstanding Common Stock, (ii) each Radiologix director and nominee for director, (iii) each Radiologix executive officer, and
(iv) all Radiologix directors and executive officers as a group. See "Executive Compensation -- Stock Option Grants and Exercises" for additional information about options that are not currently exercisable.

                                                                           PERCENTAGE OF OUTSTANDING
                                                SHARES OF COMMON STOCK           COMMON STOCK
NAME (1)                                        BENEFICIALLY OWNED(2)         BENEFICIALLY OWNED
--------                                        ----------------------     -------------------------
Sami S. Abbasi(3) ..........................             117,500                       *
Marvin S. Cadwell(4) .......................              14,000                       *
Paul D. Farrell(5) .........................             101,000                       *
Paul M. Jolas(6) ...........................             193,633                       *
Stephen D. Linehan(7) ......................             250,000                     1.1%
Joseph C. Mello(8) .........................              21,500                       *
Derace L. Schaffer, M.D.(9) ................             618,908                     2.8%
Michael L. Sherman, M.D.(10) ...............             145,734                       *
All directors and executive officers
   as a group (eight persons)(11) ..........           1,462,275                     6.5%

Barclays Global Investors, NA(12) ..........           1,069,629                     5.0%
Barclays Global Fund Advisors
   45 Fremont Street
   San Francisco, CA  94105

Goldman Sachs Asset Management(13) .........           1,122,863                     5.2%
The Goldman Sachs Group, Inc.
   10 Hanover Square
   New York, NY  10005

Jana Partners LLC(14) ......................           1,970,300                     9.1%
   536 Pacific Avenue
   San Francisco, CA  94133

MidOcean Capital Partners SB, L.P.(15) .....           1,593,040                     7.3%
   345 Park Avenue, 16th Floor
   New York,  10154

Wellington Management Company, LLP(16) .....           1,390,100                     6.4%
   75 State Street
   Boston, MA  02109

----------

    * Less than one percent.

(1) The address of all individuals named in the table is c/o Radiologix, Inc., 3600 JP Morgan Chase Tower, 2200 Ross Avenue, Dallas, Texas 75201-2776.

(2) Beneficial ownership includes voting or investment power with respect to securities in accordance with rules of the Securities and Exchange Commission. Common Stock issuable within 60 days upon exercise or conversion of an option or other security is deemed outstanding and to be beneficially owned by the option or other security holder to compute the holder's percentage ownership. It is not deemed outstanding in computing the percentage ownership of any other person. Except for shares held jointly with a person's spouse or subject to applicable community property laws, or as indicated in the footnotes to this table, each stockholder identified in the table has sole voting and investment power over all shares shown as beneficially owned by that stockholder.

(3) All shares included in the table underlie options exercisable within 60 days.

(4)  Includes options to purchase 6,000 shares exercisable within 60 days.

(5)  Includes options to purchase 30,000 shares exercisable within 60 days.

(6)  Includes options to purchase 165,633 shares exercisable within 60 days.

(7)  Includes options to purchase 200,000 shares exercisable within 60 days.

(8)  Includes options to purchase 17,500 shares exercisable within 60 days.

(9)  Includes options to purchase 45,666 shares exercisable within 60 days.

(10) Includes options to purchase 65,666 shares exercisable within 60 days.

(11) Includes options to purchase 647,965 shares exercisable within 60 days.

(12) These securities are held by a group of banks in trust accounts for the benefit of the beneficiaries of those accounts. Barclays Global Investors, NA claims sole voting power and no dispositive power over 954,271 shares included in the table. Barclays Global Fund Advisors claims sole voting power and no dispositive power over 115,358 shares included in the table. The information included in the table and in this footnote is derived from Amendment No. 1 to the group's Schedule 13G/A dated March 11, 2003, filed with the Securities and Exchange Commission.

(13) Goldman Sachs Asset Management is a separate business unit of The Goldman Sachs Group, Inc. Goldman Sachs Asset Management has sole voting power over 1,051,135 shares included in the table and sole dispositive power over 1,122,863 shares included in the table. The Goldman Sachs Group, Inc. disclaims beneficial ownership of these securities. The information included in the table and in this footnote is derived from Amendment No. 1 to Goldman Sachs Asset Management's Schedule 13G dated March 7, 2003, filed with the Securities and Exchange Commission.

(14) Jana Partners LLC is a private money management firm that holds the shares included in the table in accounts under its management and control. Jana Partners LLC has sole voting and sole dispositive power over all shares included in the table. The information included in the table and in this footnote is derived from Amendment No. 1 to Jana Partners LLC's Schedule 13D/A dated March 4, 2003, filed with the Securities and Exchange Commission.

(15) Includes the right to acquire 1,593,040 shares upon the conversion of senior subordinated notes held by MidOcean Capital Partners SB, L.P., formerly DB Captial Partners SBIC, L.P. Ultramar Capital, Ltd., MidOcean Capital Partners, L.P, Existing Fund GP, Ltd., MidOcean Partners, LP and MidOcean Associates, SPC may all be deemed to be beneficial owners of the shares as a result of their direct or indirect control relationship with MidOcean Capital Investors, L.P. MidOcean Capital Partners, L.L.C. is the general partner of MidOcean Capital Partners SB, L.P. MidOcean Capital Partners, L.P. is the managing member of MidOcean Capital Partners, L.L.C. Existing Fund GP, Ltd. is the general partner of MidOcean Capital Partners, L.P. MidOcean Partners, LP is the sole owner of Existing Fund GP, Ltd. and MidOcean Associates, SPC is the general partner of MidOcean Partners, LP. On February 21, 2003, MidOcean Partners, LP, and Existing Fund GP, Ltd. acquired an 80% limited partnership interest and a general partnership interest, respectively, in DB Capital Partners, L.P. from DB Capital Partners, Inc. Prior to this time, none of Ultramar Capital, Ltd., Existing Fund GP, Ltd., MidOcean Partners, LP or MidOcean Associates, SPC had a beneficial ownership interest in the common stock. J. Edward Virtue may be deemed the beneficial owner of the shares because he indirectly controls the securities, but disclaims beneficial ownership except to the extent of his pecuniary interest therein. The address for MidOcean Capital Partners, L.L.C., MidOcean Capital Partners, L.P., Existing Fund GP, Ltd., MidOcean Partners, LP and MidOcean Associates, SPC is 345 Park Avenue, 16th Floor, New York, New York 10154. The address for DB Capital Partners, Inc. is 31 West 52nd Street, New York, New York 10019.

(16) Wellington Management Company, LLP holds the shares included in the table in its capacity as an investment advisor through its wholly owned subsidiary Wellington Trust Company, NA. It has sole voting power over 917,300 shares and sole dispositive power over 1,390,100 shares included in the table. The information included in the table and in this footnote is derived from Wellington Management Company, LLP's Schedule 13G dated February 14, 2003, filed with the Securities and Exchange Commission.



                        EXECUTIVE OFFICERS OF RADIOLOGIX

    Set forth below is information about each executive officer of Radiologix, including their ages as of April 28, 2003, and their positions with Radiologix.

NAME                             AGE                         POSITION
----                             ---                         --------

Stephen D. Linehan               53         Chief Executive Officer, President and Director
Sami S. Abbasi.                  38         Executive Vice President and Chief
                                                 Financial Officer
Paul M. Jolas.                   39         Executive Vice President, General Counsel
                                                 and Secretary

     Messrs. Linehan, Abbasi and Jolas serve pursuant to employment agreements. Information regarding each executive officer who is not a director nominee is set forth below.

     SAMI S. ABBASI rejoined Radiologix as Chief Financial Officer and Executive Vice President in December 2000. From January 2000 through June 2000, Mr. Abbasi served as Chief Financial Officer and Chief Operating Officer of Adminiquest, Inc., a private company that provided web-enabled and full-service outsourcing solutions to the insurance and benefits industry. From August 1996 through December 1999, he was Chief Financial Officer and Senior Vice President of Radiologix. From January 1995 through July 1996, Mr. Abbasi served as Vice President in the Healthcare Group of Robertson, Stephens and Company, where he was responsible for investment banking business development and executing a broad range of corporate finance transactions and mergers and acquisitions. From June 1988 through January 1995, he held various positions at Citicorp Securities, including Vice President and Senior Industry Analyst in the Healthcare Group. Mr. Abbasi received his M.B.A. from the University of Rochester and his B.A. in Economics from the University of Pennsylvania.

     PAUL M. JOLAS was promoted to Executive Vice President from Senior Vice President in December 2000 and has served as General Counsel of Radiologix since August 1996 and as Secretary since October 1996. From September 1989 through July 1996, Mr. Jolas was an attorney with the law firm of Haynes and Boone, LLP in Dallas, Texas. He practiced in the corporate finance section and was responsible for a broad range of corporate and securities transactions including numerous initial and secondary public offerings of equity and debt securities, mergers and acquisitions and public company reporting requirements. Mr. Jolas received his J.D. from Duke University School of Law and his B.A. in economics from Northwestern University.


                             EXECUTIVE COMPENSATION

     The table below sets forth information concerning annual and long-term compensation for services in all capacities to Radiologix for 2002, 2001 and 2000 for Radiologix's (i) Chief Executive Officer and (ii) its three other executive officers (collectively, with the Chief Executive Officer, the "Named Executives").

                           SUMMARY COMPENSATION TABLE

                                                                         LONG-TERM
                                                                       COMPENSATION
                                                                       ------------
                                                                          AWARDS
                                                                       ------------
                                               ANNUAL COMPENSATION(1)   SECURITIES
                                              -----------------------   UNDERLYING    ALL OTHER
    NAME AND PRINCIPAL POSITION        YEAR     SALARY       BONUS       OPTIONS    COMPENSATION
------------------------------------   ----   ----------   ----------  ------------ ------------
Mark L. Wagar(2) ...................   2002   $  442,000           --       75,000   $  121,870(2)
  Chairman of the Board and ........   2001      425,000   $  405,000           --           --
  Chief Executive Officer ..........   2000      415,475       60,000      120,000           --

Mark S. Martin(3) ..................   2002   $  338,000           --       50,000           --
  President and ....................   2001      325,000   $  295,000           --           --
  Chief Operating Officer ..........   2000      294,705       39,542      100,000           --

Sami S. Abbasi(4) ..................   2002   $  286,000           --       75,000           --
  Executive Vice President and .....   2001      275,000   $  315,000      200,000           --
  Chief Financial Officer ..........   2000       38,087           --           --           --

Paul M. Jolas ......................   2002   $  229,500           --       15,000           --
  Executive Vice President, ........   2001      221,942   $  185,000           --           --
  General Counsel and Secretary ....   2000      195,631       27,000       58,000           --

----------

(1) Perquisites are not included because the aggregate amount is less than the lesser of $50,000 or 10% of salary and bonus, in accordance with Securities and Exchange Commission regulations.

(2) Mr. Wagar resigned as Chairman of the Board effective December 4, 2002, and as Chief Executive Officer in February 2003. The amount included in the table in the All Other Compensation column is severance compensation paid to Mr. Wagar in 2002.

(3)  Mr. Martin resigned his positions with the Company in February 2003.

(4) Mr. Abbasi was appointed Executive Vice President and Chief Financial Officer on December 13, 2000.

STOCK OPTION GRANTS AND EXERCISES

    The following table sets forth information about options granted in 2002 to the Named Executives. Radiologix had outstanding 2,739,427 options to purchase Common Stock as of December 31, 2002.

                              OPTION GRANTS IN 2002

                                           INDIVIDUAL GRANTS
                            ------------------------------------------------                   POTENTIAL REALIZABLE VALUE AT
                               NUMBER OF     PERCENT OF TOTAL                                   ANNUAL RATE OF STOCK PRICE
                              SECURITIES     OPTIONS GRANTED     EXERCISE OR                  APPRECIATION FOR OPTION TERM(2)
                              UNDERLYING     TO EMPLOYEES IN     BASE PRICE     EXPIRATION    -------------------------------
NAME                        OPTIONS GRANTED    FISCAL YEAR       ($/SH)(1)         DATE           5% ($)          10% ($)
--------------------------  ---------------  ----------------   ------------   ------------   --------------   --------------

Mark L. Wagar(3) .........           75,000             27.8%   $      11.19        2/11/12   $      527,800   $    1,337,548
Mark S. Martin(3) ........           50,000             18.5%   $      11.19        2/11/12   $      351,866   $      891,699
Sami S. Abbasi ...........           75,000             27.8%   $      11.19        2/11/12   $      527,800   $    1,337,548
Paul M. Jolas ............           15,000              5.5%   $      11.19        2/11/12   $      105,560   $      267,510

----------

     (1) The exercise price may be paid in shares of Common Stock owned by the Named Executive, in cash, or in any other form of valid consideration as determined by the Compensation Committee in its discretion.

     (2) Dollar amounts in these columns represent the value that might be realized upon exercise of the options immediately before they expire, assuming that the market price of Common Stock appreciates from the grant date at assumed annual rates of 5% and 10% (compounded annually) until the end of the 10-year term. The Securities and Exchange Commission prescribed the assumed appreciation rates. They are not intended to forecast future appreciation, if any, of the price of the Common Stock. These numbers do not take into account option provisions for early expiration following termination of employment, nontransferability or vesting periods.

     (3) Mr. Wagar resigned as Chairman of the Board effective December 4, 2002, and as Chief Executive Officer in February 2003. Mr. Martin resigned his positions with the Company in February 2003.

     The following table sets forth information about options exercised in 2002 by the Named Executives.

             AGGREGATED OPTION EXERCISES IN 2002 AND YEAR-END VALUES


                                                                   NUMBER OF SECURITIES               VALUE OF UNEXERCISED
                                                                  UNDERLYING UNEXERCISED              IN-THE-MONEY OPTIONS
                                                               OPTIONS AT FISCAL YEAR END(#)        AT FISCAL YEAR END($)(2)
                           SHARES ACQUIRED        VALUE       -------------------------------   -------------------------------
NAME                        ON EXERCISE(#)     REALIZED(1)     EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
-------------------------  ---------------   --------------   --------------   --------------   --------------   --------------
Mark L. Wagar(3) ........               --               --          569,833          179,167                0                0
Mark S. Martin(3) .......          125,000   $      476,314          224,999           95,001                0                0
Sami S. Abbasi ..........               --               --           90,000          185,000                0                0
Paul M. Jolas ...........           97,000   $    1,021,085          153,416           44,584                0                0

----------

     (1) The value realized equals the fair market value of the Common Stock acquired on the date of exercise minus the exercise price.

     (2) Based on the closing price of the Common Stock of $2.31 per share as of December 31, 2002, less the option exercise price.

     (3) Mr. Wagar resigned as Chairman of the Board effective December 4, 2002, and as Chief Executive Officer in February 2003. Mr. Martin resigned his positions with the Company in February 2003.


EMPLOYMENT CONTRACTS

     Radiologix has employment agreements with Messrs. Linehan, Abbasi, and Jolas, each of whom receive annual salaries at the rate of $440,000, $286,000, and $229,500, respectively. Until their termination of employment with Radiologix, Radiologix also had employment agreements with Messrs. Wagar and Martin, who received annual salaries at the rate of $442,000 and $338,000, respectively. Each employment agreement has or had a term of one year with automatic successive one year renewals. Each employment agreement provides that if Radiologix terminates the employee (i) other than for cause or (ii) upon disability, or (iii) if the employee voluntarily terminates employment due to an adverse change in duties, Radiologix will pay the employee one year's annual base salary at the most current rate in one lump sum, plus all accrued but unpaid wages and expense reimbursements. If the employee's employment terminates following a change in control transaction (as defined in the employment agreements), then Radiologix will pay the employee two times the employee's most recent annual base salary and two times the amount of the employee's most recent bonus, as well as provide up to two years of other employee benefits. Each employment agreement contains a covenant not to compete with Radiologix for a period of one year following termination of employment.

     Effective February 4, 2003, Radiologix entered into a six-month consulting agreement with Mark L. Wagar, its former Chairman of the Board and Chief Executive Officer. Mr. Wagar is entitled to receive $18,416.67 per month during which he serves as a consultant to Radiologix.

     Radiologix has also entered into a consulting arrangement with Derace L. Schaffer, M.D., a member of the Board of Directors. The arrangement is described in the "Certain Transactions" section of this proxy statement.

DIRECTOR COMPENSATION

     Pursuant to the Company's Amended and Restated Bylaws, Board members may be compensated in a manner and at a rate determined from time to time by the Board. Directors who are Radiologix employees do not receive additional compensation for service as a director. Under the Company's 1996 Stock Option Plan, directors who are not Radiologix employees receive options to purchase 10,000 shares of Common Stock per year of service. Non-employee directors are paid a monthly retainer of $1,000 for Board service, $500 for committee service, and $250 for service as a committee chair. They receive $1,000 for personal attendance at any Board or committee meeting and $500 for attendance by telephone.

    Marvin S. Cadwell was appointed Chairman of the Board effective December 4, 2002. In consideration of his service as Chairman, Mr. Cadwell receives $5,000 per month. He also received an option to purchase 50,000 shares of Radiologix Common Stock at an exercise price of $4.69, which was the closing price of the Common Stock on the American Stock Exchange on the date the option was granted. The option will vest for 30,000 shares on December 4, 2003, and thereafter for 833 shares per month for 24 months.

DEDUCTIBILITY OF COMPENSATION

    Section 162(m) of the Internal Revenue Code limits the tax deduction of a public company to $1,000,000 for compensation paid to its chief executive officer or any of its four other highest paid officers. Radiologix has not adopted a policy with respect to annual executive compensation in excess of $1,000,000.


                        REPORT ON EXECUTIVE COMPENSATION

COMPENSATION PHILOSOPHY

    The Compensation Committee is composed of independent directors and advisors who are not employees of Radiologix and who qualify as disinterested persons for purposes of Section 16(b) under the Securities Act of 1934. The Compensation Committee is responsible for reviewing all aspects of the Company's executive compensation programs and administering the Company's 1996 Stock Option Plan. In addition, the Compensation Committee is responsible for reviewing and recommending to the Board policies and programs for the development of management personnel and management structure and organization. Members of the Compensation Committee are Messrs. Cadwell, Farrell, and Mello. Mr. Mello chairs Compensation Committee meetings. The Compensation Committee meets during the fiscal year to establish target base compensation levels for the Company's executive officers for that year and to finalize bonuses for the previous year's performance with the concurrence of the Board.

    The Compensation Committee believes that compensation for the Company's employees, including the Named Executives, must be in amounts sufficient to attract, retain and motivate employees, while at the same time maintaining a productive relationship to the Company's service and financial performance. Moreover, the Compensation Committee believes that compensation decisions should foster career opportunities for, and aid the development of, employees and encourage and reward employees who put the Company's interests ahead of their own.

    The Company's compensation philosophy is based on the following general principles:

    o To achieve compensation levels for employees through base salaries and bonuses (based on Company and individual performance) to attract and retain the most qualified individuals.

    o To align employees' and stockholders' interests in maximizing stockholder value by granting options to purchase Common Stock.

    The nonemployee members of the Board of Directors performed the functions of the Compensation Committee during the first part of 2002, when decisions regarding compensation of the Chief Executive Officer and the other Named Executives were made. In November 2002, Marvin S. Cadwell, Joseph C. Mello, and Paul D. Farrell were appointed as sole members of the Compensation Committee.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER AND OTHER EXECUTIVE OFFICERS

    Radiologix entered into an employment agreement with Mark L. Wagar in May 1998 upon his appointment as President and Chief Executive Officer. Mr. Wagar's employment agreement established a base salary and provided for bonuses determined by the Compensation Committee. The other Named Executives have similar agreements.

    In 2002, the Board approved salary increases for all of the Named Executives. The salaries of Messrs. Wagar, Martin, Abbasi, and Jolas were increased by $17,000, $13,000, $11,000, and $4,500, respectively. These increases were based upon costs of living increases and executive performance during 2001.

    In 2002, the Board also approved option grants to all of the Named Executives. In determining the number of shares to grant under these options, the Board took into account the Company's performance, individual job performance, employee morale, and the Company's desire to properly compensate the executives. No specific weights were assigned to any of these factors.

    In addition, the Company has a Company-wide cash compensation incentive program designed to encourage all employees to focus on results that will build sustainable value for patients, other customers and stockholders. The program gives every employee an opportunity for additional cash compensation if results are favorable on a variety of factors including patient satisfaction, revenue growth, EBITDA, days sales outstanding and resource management. Senior managers and executive officers have an additional factor related to economic value added based on return on invested capital. No incentive payments were paid to any of the Named Executives for fiscal year 2002 Company performance.


    Radiologix has entered into an employment agreement with Stephen D. Linehan, who was appointed President and Chief Executive Officer effective February 4, 2003. Mr. Linehan's employment agreement establishes a base salary of $440,000 per year and includes options to acquire up to 900,000 shares of the Company's Common Stock.

                                            2002 Compensation Committee Members:
                                            Marvin S. Cadwell
                                            Joseph C. Mello (Chairman)
                                            Paul D. Farrell


                             STOCK PERFORMANCE GRAPH

    The following graph compares the cumulative total return on the Common Stock over the period commencing November 21, 1997 (the first day after the effective date of the Company's initial public offering) and ending December 31, 2002, with the Russell 2000 Index and a Peer Group Index. Each index assumes $100 invested at the close of trading on November 21, 1997, and reinvestment of dividends.


                  COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN
                       ASSUMES INITIAL INVESTMENT OF $100
                                  DECEMBER 2002

                                     (GRAPH)


                             1997         1998         1999         2000         2001         2002
                          ----------   ----------   ----------   ----------   ----------   ----------

Radiologix Inc.   Cum $   $   100.00   $    59.38   $    41.16   $    47.04   $    95.49   $    21.73

Russell 2000      Cum $   $   100.00   $    97.76   $   118.64   $   115.19   $   118.22   $    94.00

Peer Group        Cum $   $   100.00   $   118.11   $    67.43   $   119.76   $   127.91   $   113.70

----------

(1) The peer group index includes the following companies: Alliance Imaging, Inc., American Surgical Corporation, Ameripath, Inc., Pediatrix Medical, Inc., Renal Care Group, Inc., Syncor International Corporation, U.S. Oncology, Inc., and United Surgical Partners, Inc. The returns of each company included in the peer group index have been weighted according to its stock market capitalization at the beginning of each period included in the graph.



           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
                            IN COMPENSATION DECISIONS

    The Company's Board of Directors participated in compensation decisions during 2002. No director is or has been an officer or employee of any entity on which any executive officer of Radiologix or its subsidiaries serves as a director or a member of the compensation committee.


                              CERTAIN TRANSACTIONS

    During 2002, Advanced Radiology, P.A. (the radiology group for which Dr. Sherman serves as Chairman) and The IDE Group, P.C. (the radiology group for which Dr. Schaffer serves as a director) paid Radiologix $76,891,719 and $31,476,269, respectively, in service fees pursuant to the agreements between Radiologix and each radiology group.

    Derace L. Schaffer, M.D., a member of the Board of Directors, provided consulting services to Radiologix during March and April 2003. He received $10,000 for each month that he provided consulting services to Radiologix. As of the date of this proxy statement, the Board of Directors has not considered or approved of a consulting arrangement with Dr. Schaffer for future services.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers and beneficial owners of more than 10% of the Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of Radiologix. A Form 5 reporting the automatic grant of a director stock option to Dr. Schaffer upon his re-election as director in 2002 inadvertently was not filed for 2002. The option award has now been reported. Based solely upon its review of copies of the forms received, Radiologix believes that all other such reports were submitted on a timely basis during 2002.


                              STOCKHOLDER PROPOSALS

    Pursuant to Securities and Exchange Commission rules, stockholder proposals must be delivered to Radiologix at its principal executive offices no later than December 31, 2003, to be considered for inclusion in the Company's proxy statement for the 2004 annual meeting of stockholders. Stockholder proposals should be directed to Radiologix, Inc., 3600 JP Morgan Chase Tower, 2200 Ross Avenue, Dallas, Texas 75201-2776, Attention: Chief Executive Officer.


                                     GENERAL

    The 2002 Annual Report to Stockholders, which includes the Company's Report on Form 10-K, is being mailed to the stockholders with this proxy statement. Copies of any exhibit(s) to the Form 10-K will be furnished on request and upon payment of the Company's expenses in furnishing the exhibit(s). Any request for exhibits should be in writing addressed to Paul M. Jolas, General Counsel, Executive Vice President and Secretary, Radiologix, Inc., 3600 JP Morgan Chase Tower, 2200 Ross Avenue, Dallas, Texas 75201-2776.


                                      BY ORDER OF THE BOARD OF DIRECTORS,

                                      Paul M. Jolas
                                      General Counsel, Executive Vice
                                      President and Secretary


April __, 2003

                               FORM OF PROXY CARD

Unless otherwise marked, this proxy will be voted FOR the election of the
nominees named and FOR Proposal No. 2.                                                                          Please Mark Here for
                                                                                                                Address Change or
                                                                                                                Comments
Election of Directors                                                                                           SEE REVERSE SIDE

                                           WITHHOLD           NOMINEES:  Marvin S. Cadwell; Paul D. Farrell; Stephen D. Linehan;
                  FOR all nominees listed  AUTHORITY          Joseph C. Mello; Derace L. Schaffer, M.D.; and
                  to the right (except     to vote for all    Michael L. Sherman, M.D.;
                  as marked to the         nominees listed
                  contrary)                to the right       INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.


Ratification of the appointment of Ernst & Young LLP as independent        In their discretion, such attorneys-in-fact and
auditors of the Company for the fiscal year ending December 31, 2003       proxies are authorized to vote upon such other
                                                                           business as properly may come before the meeting,
FOR           AGAINST         ABSTAIN                                      including adjournment.

[ ]          [ ]             [ ]                                           I will     [ ]   will not  [ ]   be attending the meeting

                                                                                  YOU ARE REQUESTED TO COMPLETE, DATE, SIGN,
                                                                                  AND RETURN THIS PROXY PROMPTLY. ALL JOINT
                                                                                  OWNERS MUST SIGN. PERSONS SIGNING AS
Approval of the proposed amendment to the Company's Amended and                   EXECUTORS, ADMINISTRATORS, TRUSTEES,
Restated Certificate of Incorporation described in the 2003 proxy                 CORPORATE OFFICERS, OR IN OTHER REPRESENTATIVE
statement.                                                                        CAPACITIES SHOULD SO INDICATE.

FOR           AGAINST                      ABSTAIN                                Date:                                     2003
                                                                                       ------------------------------------,

                                                                                  Signature

                                                                                  Signature



                            * FOLD AND DETACH HERE *

                                RADIOLOGIX, INC.
                           3600 JP MORGAN CHASE TOWER
                                2200 ROSS AVENUE
                            DALLAS, TEXAS 75201-2776

             Annual Meeting of Stockholders to be held June 10, 2003

    THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

     The undersigned stockholder(s) of Radiologix, Inc., a Delaware corporation (the "Company"), hereby appoints Stephen D. Linehan and Paul M. Jolas, and each of them, attorneys-in-fact and proxies of the undersigned, with full power of substitution, to represent and to vote all shares of common stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at 2200 Ross Avenue, 39th Floor, Dallas, Texas 75201-2776, at 8:00 A.M., local time, on Tuesday, June 10, 2003, and at any adjournment thereof.

                           (continued on reverse side)
    Address Change/Comments (Mark the corresponding box on the reverse side)

----------------------------* FOLD AND DETACH HERE *